Exhibit 99.1

Ready Capital Corporation Announces Completion of Mergers

New York, New York, March 16, 2022 / PRNewswire / – Ready Capital Corporation (NYSE:RC) (“Ready Capital” or the “Company”) today announced that it has completed the previously announced mergers (“Mergers”) pursuant to the terms of the Merger Agreement, dated as of November 3, 2021, as amended on February 7, 2022, by and among Ready Capital, Mosaic Real Estate Credit, LLC (“MREC”), Mosaic Real Estate Credit TE, LLC (“MREC TE”), MREC International Incentive Split, LP (“MREC IIS,” and together with MREC and MREC TE, the “Mosaic Merger Entities”), Mosaic Real Estate Credit Offshore, LP, MREC Corp Sub 1 (VO), LLC, MREC Corp Sub 2 (LA Office), LLC, MREC Corp Sub 3 (Superblock), LLC, Mosaic Special Member, LLC, Mosaic Secure Holdings, LLC, MREC Management, LLC (the “Mosaic Manager”), RC Mosaic Sub, LLC, and Sutherland Partners, L.P. (the “Merger Agreement”). The combined company will conduct business under the name “Ready Capital Corporation” and will continue to trade on the New York Stock Exchange under the ticker symbol “RC.”

Upon the closing of the Mergers, the outstanding equity interests in the Mosaic Merger Entities were automatically cancelled and retired and converted into the right to receive (i) an equal number of shares of each of Class B-1 Common Stock, $0.0001 par value per share, Class B-2 Common Stock, $0.0001 par value per share, Class B-3 Common Stock, $0.0001 par value per share, and Class B-4 Common Stock, $0.0001 par value per share (collectively, the “Class B Common Stock”), of Ready Capital, (ii) non-transferable contingent equity rights representing the potential right to receive additional shares of Ready Capital’s common stock, $0.0001 par value per share, (“Ready Capital Common Stock”) as of the end of the three-year period following the closing of the Mergers based upon the performance of the assets acquired by Ready Capital pursuant to the Mergers, and (iii) cash consideration in lieu of any fractional shares of Class B Common Stock. The shares of Class B Common Stock will have dividend, distribution and other rights identical to those of the existing shares of Ready Capital Common Stock, except that the newly issued Class B Common Stock will not be listed on the New York Stock Exchange. The shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock will automatically convert, on a one-for-one basis, into an equal number of shares of Ready Capital Common Stock on the first business day following the 91st, 182nd, 273rd and 365th calendar day, respectively, following the date that the Articles Supplementary to the Ready Capital charter designating the Class B Common Stock become effective, although the board of directors of Ready Capital may establish an earlier date for any such conversion.

Pursuant to the Merger Agreement, the size of Ready Capital’s board of directors was increased by one member upon the closing of the Mergers and Julius W. Erving, the designee of the Mosaic Manager, was appointed to Ready Capital’s board of directors.

“We believe that this transaction is a compelling opportunity for Ready Capital to acquire a market leading commercial real estate investment platform focused on providing differentiated capital solutions across the middle market sector with an emphasis on construction lending,” stated Ready Capital Chairman and Chief Executive Officer Thomas Capasse. “We are excited to integrate the Mosaic team and origination platform and we believe the diverse portfolio of construction assets with attractive portfolio yields will further differentiate Ready Capital’s financing solutions for borrowers and investors.”

Forward-Looking Statements

This press release includes “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These forward-looking statements are based on current assumptions, expectations and beliefs of Ready Capital and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Ready Capital cannot give any assurance that these forward-looking statements will be accurate. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company. There are a number of risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from the forward-looking statements included herein, including, but not limited to: risks related to disruption of management’s attention from ongoing business operations due to the Mergers; the risk that the Mergers could have an adverse effect on the operating results and business of the combined companies generally; the outcome of any legal proceedings relating to the Mergers; the impact of the COVID-19 pandemic on the business and operations, financial condition, results of operations, and liquidity and capital resources of Ready Capital; conditions in the market for mortgage-related investments; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; market conditions; general economic conditions; the ability to retain key personnel; and legislative and regulatory changes that could adversely affect the business of Ready Capital and the Mosaic Merger Entities; risks related to integrating a constructing lending platform; and risks related to the origination and ownership of construction loans and other assets, which are typically short-term loans that are subject to additional risks as compared to loans secured by existing structures or land. All such factors are difficult to predict, including those risks set forth in Ready Capital’s Proxy Statement/Prospectus filed with the SEC on February 7, 2022, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on Ready Capital’s website at http://www.readycapital.com and on the SEC’s website at http://www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Ready Capital undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small- to medium-sized balance commercial loans. The Company specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as U.S. Small Business Administration loans under its Section 7(a) program. Headquartered in New York, New York, the Company employs over 600 professionals nationwide.

Advisors

Wells Fargo Securities, LLC acted as exclusive financial advisor and Alston & Bird LLP acted as legal advisor to Ready Capital. Wedbush Securities Inc. acted as exclusive financial advisor and Sheppard, Mullin, Richter & Hampton LLP acted as legal advisor to the Mosaic Manager.

Contact

Investor Relations

Ready Capital Corporation

212-257-4666

InvestorRelations@readycapital.com